EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces 76% Increase in
Annual Earnings and Dividend Declaration

Warren, Pennsylvania – January 25, 2011

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2010 of $12.7 million, or $0.12 per diluted share.  This represents an increase of $11.7 million over the same quarter last year when net income was $1.0 million, or $0.01 per diluted share, and a decrease of $2.8 million compared to the quarter ended September 30, 2010 when net income was $15.5 million, or $0.14 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 3.90% and 0.63% compared to 0.46% and 0.05% for the same quarter last year and 4.72% and 0.76% for the quarter ended September 30, 2010.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share payable on February 17, 2011, to shareholders of record as of February 4, 2011.  This represents the 65th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased to report record annual earnings of $57.5 million during a year when the banking industry continued to be challenged by economic and regulatory issues.  Our core earnings for the year increased approximately 32% over the previous year while we grew our loan portfolio by 4.4% and our deposits by 2.5%.  Most notably, our checking deposits grew by $102.4 million, or 8.2%.  Given the significant strength of our current capital position, we initiated our previously-announced common stock repurchase program on December 20, 2010, and prior to the end of the year purchased 555,000 shares, at an average purchase price of $11.69.  Following the completion of these repurchases, our tangible common equity ratio was 14.2%, and all capital ratios were far in excess of regulatory requirements.”

Net interest income increased by $9.2 million, or 15.8%, to $67.2 million for the quarter ended December 31, 2010, from $58.0 million for the quarter ended December 31, 2009, which was primarily attributable to an increase in interest income from loans receivable and a decrease in the cost of deposits.  Interest income on loans receivable increased by $2.8 million, or 3.5%, to $83.1 million as the Company’s average loans outstanding increased by $323.2 million, or 6.2%.  Interest expense on deposits decreased by $5.8 million, or 25.5%, to $17.0 million as a result of a decrease in market interest rates and continued improvement in the mix of deposits as lower-cost transaction accounts growing more rapidly than other types of deposits.

The provision for loan losses decreased by $582,000, or 4.0%, to $13.9 million for the quarter ended December 31, 2010, from $14.5 million a year ago.  As of December 31, 2010, the allowance for loan losses was $76.4 million, or 1.38% of total loans, compared to $70.4 million, or 1.33% of total loans, as of December 31, 2009.  Loans 90 days or more delinquent were $100.4 million as of December 31, 2010, compared to $109.8 million as of December 31, 2009.  The ratio of nonperforming assets to total assets increased to 2.08%, from 1.81% at the beginning of the year, as the Company was more aggressive in placing troubled, but current, loans on nonaccrual.

Noninterest income decreased by $2.1 million, or 12.3%, to $15.2 million for the quarter ended December 31, 2010, from $17.3 million for the quarter ended December 31, 2009.  This decrease was primarily attributable to a $3.5 million bargain purchase gain recorded in the quarter ended December 31, 2009 related to the acquisition of Keystone State Savings Bank.  Partially offsetting this decrease were increases in mortgage banking income and insurance commission income.  Mortgage banking income increased by $431,000, or 43.4%, to $1.4 million for the quarter ended December 31, 2010, from $992,000 for the quarter ended December 31, 2009 resulting from more favorable pricing in the secondary market.  Insurance commission income increased by $743,000, or 120.0%, to $1.4 million for the quarter ended December 31, 2010, from $619,000 for the quarter ended December 31, 2009 due to the acquisition of Veracity Benefits Design, Inc., an employee benefits firm specializing in services to employer and employee groups.

Noninterest expense decreased by $13.5 million, or 21.1%, to $50.7 million for the quarter ended December 31, 2010, from $64.2 million in the prior year.  This decrease is primarily due to a $13.8 million non-recurring contribution expense recognized during the quarter ended December 31, 2009 related to the establishment of a charitable foundation in conjunction with our second-step common stock offering.  Partially offsetting this decrease were increases in premises and occupancy costs and processing expenses relating to the growth of the company.  Premises and occupancy costs increased by $233,000, or 4.3%, to $5.7 million of the quarter ended December 31, 2010, from $5.4 million for the quarter ended December 31, 2009.  Processing expenses increased by $212,000, or 3.6%, to $6.0 million for the quarter ended December 31, 2010, from $5.8 million for the quarter ended December 31, 2009.

Net income for the year ended December 31, 2010 of $57.5 million, or $0.53 per diluted share, represents an increase of $24.8 million, or 76.2% compared to net income of $32.7 million, or $0.30 per diluted share, for the year ended December 31, 2009.  The annualized returns on average shareholders’ equity and average assets were 4.40% and 0.71%, respectively, for the current year compared to 4.71% and 0.46%, respectively, in the prior year.  Year over year, net interest income increased by $29.0 million, or 12.7%, noninterest income increased by $7.6 million, or 14.2%, and noninterest expense decreased by $4.0 million, or 2.0%.

The Company also announced that its Board of Directors authorized the closing of its three offices in the south Florida market, which have combined deposits of $59.0 million and loans of $106.1 million.  The offices will be closed in 2011, but the timing of the closings has not been determined.

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 171 community banking locations in Pennsylvania, New York, Ohio, Maryland and Florida.  Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management and trust services.  The Company also operates 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s stock is listed on the NASDAQ Global Select Market.  Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

#                      #                      #

Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share amounts)

	December 31,
Assets	2010	2009
Cash and cash equivalents	$40,708	69,265
Interest-earning deposits in other financial institutions	677,771	1,037,893
Federal funds sold and other short-term investments	632	632
Marketable securities available-for-sale (amortized cost of $945,791 and $1,059,177)	950,683	1,067,089
Marketable securities held-to-maturity (fair value of $354,126 and $0)	357,922	-
Total cash, interest-earning deposits and marketable securities	2,027,716	2,174,879

Loans held for sale	11,376	1,164
Mortgage loans - one- to four- family	2,386,928	2,334,538
Home equity loans and lines of credit	1,092,606	1,067,584
Consumer loans	259,123	286,292
Commercial real estate loans	1,350,319	1,238,217
Commercial business loans	433,653	371,670
Total loans receivable	5,534,005	5,299,465
Allowance for loan losses	(76,412)	(70,403)
Loans receivable, net	5,457,593	5,229,062

Federal Home Loan Bank stock, at cost	60,080	63,242
Accrued interest receivable	26,216	25,780
Real estate owned, net	20,780	20,257
Premises and Equipment, net	128,101	124,316
Bank owned life insurance	132,237	128,270
Goodwill	171,882	171,363
Other intangible assets	3,942	4,678
Other assets	119,608	83,451
Total assets	$8,148,155	8,025,298

Liabilities and Shareholders' equity
Liabilities
Noninterest-bearing demand deposits	$575,281	487,036
Interest-bearing demand deposits	782,257	768,110
Savings deposits	1,948,882	1,744,537
Time deposits	2,457,916	2,624,741
Total deposits	5,764,336	5,624,424
Borrowed funds	891,293	897,326
Advances by borrowers for taxes and insurance	22,868	22,034
Accrued interest payable	1,716	4,493
Other liabilities	57,398	57,412
Junior subordinated debentures	103,094	103,094
Total liabilities	6,840,705	6,708,783

Shareholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	-	-
Common stock, $0.01 par value: 500,000,000 shares authorized, 110,295,117 shares
and 110,641,858 shares issued, respectively	1,103	1,106
Paid-in-capital	824,164	828,195
Retained earnings	523,089	508,842
Unallocated common stock of Employee Stock Ownership Plan	(27,409)	(11,651)
Accumulated other comprehensive loss	(13,497)	(9,977)
Total shareholders' equity	1,307,450	1,316,515
Total liabilities and shareholders' equity	$8,148,155	8,025,298

Equity to assets	16.05%	16.40%
Tangible common equity to assets	14.19%	14.53%
Book value per share	$11.85	$11.90
Tangible book value per share	$10.26	$10.31
Closing market price per share	$11.78	$11.27
Full time equivalent employees	1,881	1,867
Number of banking offices	171	171

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income - Unaudited
(Dollars in thousands, except per share amounts)

	Three months ended
	December 31,		September 30,
	2010	2009	2010
Interest income:
Loans receivable	83,096	80,322	83,372
Mortgage-backed securities	5,886	6,405	6,534
Taxable investment securities	428	1,246	489
Tax-free investment securities	3,111	2,678	3,090
Interest-earning deposits	496	226	524
Total interest income	93,017	90,877	94,009

Interest expense:
Deposits	17,025	22,839	17,772
Borrowed funds	8,762	9,994	9,587
Total interest expense	25,787	32,833	27,359

Net interest income	67,230	58,044	66,650
Provision for loan losses	13,918	14,500	9,871
Net interest income after provision for loan losses	53,312	43,544	56,779

Noninterest income:
Impairment losses on securities	(1,841)	(5,920)	(1,830)
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	1,006	5,004	1,438
Net impairment losses	(835)	(916)	(392)
Gain on sale of investments, net	8	26	17
Service charges and fees	9,296	9,343	9,821
Trust and other financial services income	1,907	1,958	1,600
Insurance commission income	1,362	619	1,393
Loss on real estate owned, net	(279)	(120)	(2,014)
Income from bank owned life insurance	1,228	1,195	1,212
Mortgage banking income	1,423	992	752
Gain on bargain purchase of Keystone State Savings Bank	-	3,503	-
Other operating income	1,058	695	1,439
Total noninterest income	15,168	17,295	13,828

Noninterest expense:
Compensation and employee benefits	25,328	25,637	24,565
Premises and occupancy costs	5,675	5,442	5,648
Office operations	3,233	3,372	4,460
Processing expenses	6,041	5,829	5,863
Marketing expenses	2,930	4,106	2,208
Federal deposit insurance premiums	2,334	2,148	2,424
Professional services	291	691	1,126
Amortization of intangible assets	518	649	725
Real estate owned expense	636	691	654
Acquisition expense	591	-	220
Contribution to Northwest Charitable Foundation	-	13,822	-
Other expense	3,122	1,850	1,155
Total noninterest expense	50,699	64,237	49,048

Income before income taxes	17,781	(3,398)	21,559
Income tax expense	5,043	(4,404)	6,068

Net income	12,738	1,006	15,491

Basic earnings per share	$0.12	$0.01	$0.14

Diluted earnings per share	$0.12	$0.01	$0.14

Annualized return on average equity	3.90%	0.46%	4.72%
Annualized return on average assets	0.63%	0.05%	0.76%

Basic common shares outstanding	108,337,001	109,286,606	108,340,566
Diluted common shares outstanding	108,848,189	109,820,238	108,914,069

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Year ended
	December 31,
	2010	2009
Interest income:
Loans receivable	328,948	320,121
Mortgage-backed securities	25,271	27,263
Taxable investment securities	2,514	5,384
Tax-free investment securities	11,738	11,054
Interest-earning deposits	2,097	641
Total interest income	370,568	364,463

Interest expense:
Deposits	75,174	95,394
Borrowed funds	37,753	40,412
Total interest expense	112,927	135,806

Net interest income	257,641	228,657
Provision for loan losses	40,486	41,847
Net interest income after provision
for loan losses	217,155	186,810

Noninterest income:
Impairment losses on securities	(2,741)	(12,408)
Noncredit related losses on securities not expected
to be sold (recognized in other comprehensive income)	1,193	6,311
Net impairment losses	(1,548)	(6,097)
Gain on sale of investments, net	2,208	403
Service charges and fees	37,921	34,811
Trust and other financial services income	7,252	6,307
Insurance commission income	5,190	2,658
Loss on real estate owned, net	(2,572)	(4,054)
Income from bank owned life insurance	5,080	4,791
Mortgage banking income	2,196	7,434
Gain on bargain purchase of Keystone State Savings Bank	-	3,503
Other operating income	4,671	3,581
Total noninterest income	60,398	53,337

Noninterest expense:
Compensation and employee benefits	100,709	95,594
Premises and occupancy costs	22,665	21,963
Office operations	13,864	12,947
Processing expenses	23,152	21,312
Marketing expenses	9,875	9,152
Federal deposit insurance premiums	9,054	8,309
FDIC special assessment	-	3,288
Professional services	2,728	2,590
Amortization of intangible assets	2,784	3,020
Real estate owned expense	2,901	2,461
Acquisition expense	1,229	-
Contribution to Northwest Charitable Foundation	-	13,822
Other expense	7,547	6,036
Total noninterest expense	196,508	200,494

Income before income taxes	81,045	39,653
Income tax expense	23,522	7,000

Net income	57,523	32,653

Basic earnings per share	$0.53	$0.30

Diluted earnings per share	$0.53	$0.30

Annualized return on average equity	4.40%	4.71%
Annualized return on average assets	0.71%	0.46%

Basic common shares outstanding	108,308,834	109,078,129
Diluted common shares outstanding	108,931,377	109,459,875

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Allowance for loan losses
Beginning balance	$77,245	67,775	70,403	54,929
Provision	13,918	14,500	40,486	41,847
Charge-offs mortgage	(2,550)	(137)	(4,497)	(1,437)
Charge-offs consumer	(2,789)	(2,530)	(10,494)	(7,045)
Charge-offs commercial	(10,318)	(9,633)	(21,881)	(19,334)
Recoveries	906 #	428	2,395	1,443
Ending balance	$76,412	70,403	76,412	70,403

Net charge-offs to average loans, annualized	1.06%	0.91%	0.63%	0.51%

	December 31,
	2010	2009	2008	2007
Nonperforming loans	$148,391	124,626	99,203	49,610
Real estate owned, net	20,780	20,257	16,844	8,667
Nonperforming assets	$169,171	144,883	116,047	58,277

Nonperforming loans to total loans	2.68%	2.35%	1.91%	1.03%

Nonperforming assets to total assets	2.08%	1.81%	1.67%	0.87%

Allowance for loan losses to total loans	1.38%	1.33%	1.06%	0.86%

Allowance for loan losses to nonperforming loans	51.49%	56.49%	55.37%	84.22%

Northwest Bancshares, Inc. and Subsidiaries
Delinquency
(Dollars in thousands)

Loans past due schedule
(Number of loans and dollar amount of loans)
	December 31,
	2010		*	2009		*	2008		*
Loans past due 30 days to 59 days:
One- to four- family residential loans	427	$35,329	1.5%	350	$27,998	1.2%	392	$32,988	1.3%
Consumer loans	1,238	12,635	0.9%	1,100	11,226	0.8%	1,157	11,295	0.9%
Multifamily and commercial RE loans	82	16,287	1.2%	85	16,152	1.3%	99	18,901	1.8%
Commercial business loans	48	6,590	1.5%	48	3,293	0.9%	86	7,700	2.2%
Total loans past due 30 days to 59 days	1,795	$70,841	1.3%	1,583	$58,669	1.1%	1,734	$70,884	1.4%

Loans past due 60 days to 89 days:
One- to four- family residential loans	106	$9,848	0.4%	85	$6,772	0.3%	101	$7,599	0.3%
Consumer loans	437	4,580	0.3%	392	3,029	0.2%	379	2,836	0.2%
Multifamily and commercial RE loans	39	14,365	1.1%	35	5,811	0.5%	54	8,432	0.8%
Commercial business loans	9	1,678	0.4%	26	2,474	0.7%	45	3,801	1.1%
Total loans past due 60 days to 89 days	591	$30,471	0.6%	538	$18,086	0.3%	579	$22,668	0.4%

Loans past due 90 days or more:
One- to four- family residential loans	275	$29,751	1.2%	279	$29,373	1.3%	223	$20,435	0.8%
Consumer loans	564	12,828	0.9%	727	12,544	0.9%	687	9,756	0.7%
Multifamily and commercial RE loans	181	44,965	3.3%	199	49,594	4.0%	155	43,828	4.1%
Commercial business loans	111	12,877	3.0%	124	18,269	4.9%	114	25,184	7.1%
Total loans past due 90 days or more	1,131	$100,421	1.8%	1,329	$109,780	2.1%	1,179	$99,203	1.9%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by geographic location as of December 31, 2010:
(Dollars in thousands)

Loans outstanding:

	Mortgage	(1)	Consumer	(2)	Commercial	(3)	Total	(4)

Pennsylvania	$1,942,824	81.0%	1,170,012	86.6%	1,077,440	60.4%	4,190,276	75.7%
New York	162,367	6.8%	113,153	8.4%	381,671	21.4%	657,191	11.9%
Ohio	20,111	0.8%	15,222	1.1%	41,834	2.4%	77,167	1.4%
Maryland	194,607	8.1%	35,248	2.6%	155,731	8.7%	385,586	7.0%
Florida	30,908	1.3%	12,487	0.9%	62,673	3.5%	106,068	1.9%
All other	47,487	2.0%	5,607	0.4%	64,623	3.6%	117,717	2.1%
Total	$2,398,304	100.0%	1,351,729	100.0%	1,783,972	100.0%	5,534,005	100.0%

(1) - Percentage of total mortgage loans
(2) - Percentage of total consumer loans
(3) - Percentage of total commercial loans
(4) - Percentage of total loans

Loans 90 or more past due:

	Mortgage	(5)	Consumer	(6)	Commercial	(7)	Total	(8)

Pennsylvania	$17,891	0.9%	9,673	0.8%	33,304	3.1%	60,868	1.5%
New York	1,463	0.9%	523	0.5%	1,940	0.5%	3,926	0.6%
Ohio	134	0.7%	87	0.6%	-	0.0%	221	0.3%
Maryland	4,573	2.3%	1,169	3.3%	6,051	3.9%	11,793	3.1%
Florida	4,768	15.4%	1,326	10.6%	8,145	13.0%	14,239	13.4%
All other	922	1.9%	50	0.9%	8,402	13.0%	9,374	8.0%
Total	$29,751	1.2%	12,828	0.9%	57,842	3.2%	100,421	1.8%

(5) - Percentage of mortgage loans in that geographic area
(6) - Percentage of consumer loans in that geographic area
(7) - Percentage of commercial loans in that geographic area
(8) - Percentage of total loans in that geographic area

Northwest Bancshares, Inc. and Subsidiaries
Investment Portfolio
(Dollars in thousands)

Marketable securities available-for-sale as of December 31, 2010:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Debt issued by the U.S. government and agencies:
Due in one year or less	$67	-	-	67

Debt issued by government sponsored enterprises:
Due in one year - five years	1,989	93	-	2,082
Due in five years - ten years	6,495	347	-	6,842
Due after ten years	9,948	-	(53)	9,895

Equity securities	861	86	(1)	946

Municipal securities:
Due in one year - five years	3,382	125	-	3,507
Due in five years - ten years	37,898	1,023	-	38,921
Due after ten years	173,255	1,158	(8,548)	165,865

Corporate trust preferred securities:
Due in one year or less	100	-	-	100
Due in one year - five years	500	-	-	500
Due after ten years	25,417	196	(7,353)	18,260

Mortgage-backed securities:
Fixed rate pass-through	111,581	7,153	(12)	118,722
Variable rate pass-through	167,685	7,260	(8)	174,937
Fixed rate non-agency CMO	13,825	91	(843)	13,073
Fixed rate agency CMO	112,483	1,067	(759)	112,791
Variable rate non-agency CMO	3,274	-	(379)	2,895
Variable rate agency CMO	277,031	4,525	(276)	281,280

Total mortgage-backed securities	685,879	20,096	(2,277)	703,698

Total marketable securities available-for-sale	$945,791	23,124	(18,232)	950,683

Marketable securities held-to-maturity as of December 31, 2010:
		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value

Debt issued by government sponsored enterprises:
Due in one year - five years	$26,500	36	-	26,536

Municipal securities:
Due after ten years	80,020	7	(3,940)	76,087

Mortgage-backed securities:
Fixed rate pass-through	29,820	410	(4)	30,226
Variable rate pass-through	9,853	79	-	9,932
Fixed rate agency CMO	186,948	924	(1,701)	186,171
Variable rate agency CMO	24,781	393	-	25,174

Total mortgage-backed securities	251,402	1,806	(1,705)	251,503

Total marketable securities held-to-maturity	$357,922	1,849	(5,645)	354,126

Issuers of mortgage-backed securities as of December31, 2010:
Fannie Mae	$347,993	8,713	(1,244)	355,462
Ginnie Mae	219,589	4,880	(638)	223,831
Freddie Mac	328,754	8,218	(866)	336,106
SBA	23,094	-	-	23,094
Non-agency	17,851	91	(1,234)	16,708
Total	$937,281	21,902	(3,982)	955,201

Northwest Bancshares, Inc. and Subsidiaries
Investment Portfolio - Continued
(Dollars in thousands)

	Book	As a %
	Value	of Book
	12/31/2010	Value
Municipal securities by state:
Pennsylvania
School district	$140,162	47.58%
General obligation	59,725	20.28%
Revenue bonds	16,664	5.66%
Total Pennsylvania	216,551	73.52%
New York	33,920	11.52%
Ohio	6,426	2.18%
All other states	37,658	12.78%
	$294,555

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended December 31,
	2010				2009
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance			Yield/	Balance			Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,565,989		83,491	5.99%	5,242,823		80,160	6.13%
Mortgage-backed securities (c)	879,958		5,886	2.68%	744,755		6,405	3.44%
Investment securities (c) (d)	365,003		5,213	5.71%	349,309		5,365	6.14%
FHLB stock	61,042		-	-	63,216		-	-
Other interest-earning deposits	721,174		496	0.27%	477,269		226	0.19%

Total interest-earning assets	7,593,166		95,086	5.00%	6,877,372		92,156	5.37%

Noninterest earning assets (e)	588,945				669,511

Total assets	$8,182,111				7,546,883

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,058,373		1,695	0.64%	934,213		1,852	0.79%
Interest-bearing demand accounts	786,488		249	0.13%	755,158		434	0.23%
Money market accounts	906,414		1,209	0.53%	805,347		1,768	0.87%
Certificate accounts	2,456,893		13,872	2.24%	2,604,329		18,785	2.86%
Borrowed funds (f)	892,461		7,326	3.26%	899,711		8,558	3.77%
Junior subordinated debentures	103,094		1,436	5.45%	103,094		1,436	5.45%

Total interest-bearing liabilities	6,203,723		25,787	1.65%	6,101,852		32,833	2.13%

Noninterest bearing liabilities	671,412				569,269

Total liabilities	6,875,135				6,671,121

Shareholders' equity	1,306,976				875,762

Total liabilities and shareholders' equity	$8,182,111				7,546,883

Net interest income/ Interest rate spread			69,299	3.35%			59,323	3.24%

Net interest-earning assets/ Net interest margin	$1,389,443			3.65%	775,520			3.45%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.13	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2010				2009
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance			Yield/	Balance			Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,487,645		330,431	6.03%	5,199,829		321,764	6.17%
Mortgage-backed securities (c)	816,182		25,271	3.10%	720,683		27,263	3.78%
Investment securities (c) (d)	369,858		20,572	5.56%	360,620		22,390	6.21%
FHLB stock	62,688		-	-	63,162		-	-
Other interest-earning deposits	805,161		2,097	0.26%	297,228		641	0.21%

Total interest-earning assets	7,541,534		378,371	5.02%	6,641,522		372,058	5.59%

Noninterest earning assets (e)	578,317				523,038

Total assets	$8,119,851				7,164,560

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,031,362		8,166	0.79%	850,707		6,501	0.76%
Interest-bearing demand accounts	776,091		1,211	0.16%	739,102		2,536	0.34%
Money market accounts	888,081		5,977	0.67%	752,166		8,471	1.13%
Certificate accounts	2,483,481		59,820	2.41%	2,546,867		77,886	3.06%
Borrowed funds (f)	896,843		32,054	3.57%	936,571		34,578	3.69%
Junior subordinated debentures	103,094		5,699	5.45%	105,672		5,834	5.45%

Total interest-bearing liabilities	6,178,952		112,927	1.83%	5,931,085		135,806	2.29%

Noninterest bearing liabilities	634,119				540,536

Total liabilities	6,813,071				6,471,621

Shareholders' equity	1,306,780				692,939

Total liabilities and shareholders' equity	$8,119,851				7,164,560

Net interest income/ Interest rate spread			265,444	3.19%			236,252	3.30%

Net interest-earning assets/ Net interest margin	$1,362,582			3.52%	710,437			3.56%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.12	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

Average Balance Sheet - unaudited
(Dollars in thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Three months ended				Three months ended
	December 31, 2010				September 30, 2010
	Average		Interest	Avg.	Average		Interest	Avg.
	Balance			Yield/	Balance			Yield/
				Cost				Cost
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,565,989		83,491	5.99%	5,569,014		83,753	6.00%
Mortgage-backed securities (c)	879,958		5,886	2.68%	853,714		6,534	3.06%
Investment securities (c) (d)	365,003		5,213	5.71%	378,145		5,243	5.55%
FHLB stock	61,042		-	-	63,242		-	-
Other interest-earning deposits	721,174		496	0.27%	706,829		524	0.29%

Total interest-earning assets	7,593,166		95,086	5.00%	7,570,944		96,054	5.06%

Noninterest earning assets (e)	588,945				591,977

Total assets	$8,182,111				8,162,921

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$1,058,373		1,695	0.64%	1,071,708		2,203	0.82%
Interest-bearing demand accounts	786,488		249	0.13%	778,597		244	0.12%
Money market accounts	906,414		1,209	0.53%	903,278		1,301	0.57%
Certificate accounts	2,456,893		13,872	2.24%	2,446,317		14,024	2.27%
Borrowed funds (f)	892,461		7,326	3.26%	898,618		8,150	3.60%
Junior subordinated debentures	103,094		1,436	5.45%	103,094		1,437	5.45%

Total interest-bearing liabilities	6,203,723		25,787	1.65%	6,201,612		27,359	1.75%

Noninterest bearing liabilities	671,412				648,905

Total liabilities	6,875,135				6,850,517

Shareholders' equity	1,306,976				1,312,404

Total liabilities and shareholders' equity	$8,182,111				8,162,921

Net interest income/ Interest rate spread			69,299	3.35%			68,695	3.31%

Net interest-earning assets/ Net interest margin	$1,389,443			3.65%	1,369,332			3.63%

Ratio of interest-earning assets to
interest-bearing liabilities	1.22	X			1.22	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.